UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report April 9, 2001

                       DATAMARINE INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)

                                   0-8936
                          (Commission File Number)

          Washington                               04-2454559
   (State of Incorporation)         (I.R.S. Employer Identification Number)

             7030 220th SW, Mountlake Terrace, Washington 98043
                  (Address of principal executive offices)

                                (425)771-2182
            (Registrant's telephone number, including area code)


Item 5. Other Events

Datamarine International, Inc. has signed a letter of intent to acquire eight 220MHz 5 channel Phase One systems in Washington State and Oregon from SMR Advisory Group LC, a Texas limited liability company. The systems will be acquired in exchange for 1,000,000 shares of Datamarine common stock, valued at $1.00 per share, plus 900,000 common stock warrants with exercise prices from $2 to $6 per share and terms of 2 to 4 years. Included in the purchase price are all of the associated base station equipment and the present subscribers.

The transaction is subject to due diligence, compliance with applicable FCC, federal and state securities laws, and the approval of the owners of each of the systems.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Datamarine International, Inc.
                                               (Registrant)

Date:  April 9, 2001                         /S/ JAN KALLSHIAN
                                              Jan Kallshian
                                         Chief Financial Officer